Exhibit 1






                              ROYAL OAK MINES INC.

                                       AND

                        MONTREAL TRUST COMPANY OF CANADA

                                 AS RIGHTS AGENT









                        SHAREHOLDER RIGHTS PLAN AGREEMENT


                          Dated as of February 25, 1998













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                                TABLE OF CONTENTS

ARTICLE 1 --INTERPRETATION........................................1

1.1 CERTAIN DEFINITIONS...........................................1
1.2 CURRENCY.....................................................11
1.3 HEADINGS.....................................................11
1.4 NUMBER AND GENDER............................................11
1.5 ACTING JOINTLY OR IN CONCERT.................................11
1.6 STATUTORY REFERENCES.........................................11

ARTICLE 2 - THE RIGHTS...........................................12

2.1 LEGEND ON COMMON SHARE CERTIFICATES..........................12
2.2 INITIAL EXERCISE PRICE; EXERCISE OF RIGHTS; DETACHMENT OF
    RIGHTS.......................................................12
2.3 ADJUSTMENTS TO EXERCISE PRICE; NUMBER OF RIGHTS..............15
2.4 DATE ON WHICH EXERCISE IS EFFECTIVE..........................19
2.5 EXECUTION, AUTHENTICATION, DELIVERY AND DATING OF RIGHTS
    CERTIFICATES.................................................20
2.6 REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE..........20
2.7 MUTILATED, DESTROYED, LOST AND STOLEN RIGHT CERTIFICATES.....21
2.8 PERSONS DEEMED OWNERS........................................21
2.9 DELIVERY AND CANCELLATION OF RIGHTS CERTIFICATES.............21
2.10 AGREEMENT OF RIGHTS HOLDERS.................................22
2.11 RIGHTS CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER..........22

ARTICLE 3--ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF CERTAIN
TRANSACTIONS.....................................................23

3.1 FLIP-IN EVENT................................................23

ARTICLE 4--THE RIGHTS AGENT......................................23

4.1  GENERAL.....................................................23
4.2  MERGER OR AMALGAMATION OR CHANGE OF NAME OF RIGHTS AGENT....24
4.3  DUTIES OF RIGHTS AGENT......................................25
4.4  CHANGE OF RIGHTS AGENT......................................26

ARTICLE 5--MISCELLANEOUS.........................................27

5.1  REDEMPTION AND WAIVER.......................................27
5.2  EXPIRATION..................................................29
5.3  ISSUANCE OF NEW RIGHT CERTIFICATES..........................29
5.4  SUPPLEMENTS AND AMENDMENTS..................................29
5.5  FRACTIONAL RIGHTS AND FRACTIONAL SHARES.....................30
5.6  RIGHTS OF ACTION............................................31
5.7  NOTICE OF PROPOSED ACTIONS..................................31
5.8  NOTICES.....................................................31
5.9  SUCCESSORS..................................................32
5.10 BENEFITS OF THIS AGREEMENT..................................32
5.11 GOVERNING LAW...............................................32
5.12 SEVERABILITY................................................32
5.13 EFFECTIVE DATE..............................................32
5.14 DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS........33
5.15 RIGHTS OF BOARD, CORPORATION AND OFFEROR....................33
5.16 REGULATORY APPROVALS........................................33
5.17 DECLARATION AS TO NON-CANADIAN HOLDERS......................33
5.18 TIME OF THE ESSENCE.........................................33
5.19 EXECUTION IN COUNTERPARTS...................................34


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                        SHAREHOLDER RIGHTS PLAN AGREEMENT

      THIS AGREEMENT dated as of the 25th day of February, 1998 between Royal Oak Mines Inc. (the "Corporation"), a corporation amalgamated under the Business Corporations Act (Ontario) and Montreal Trust Company of Canada, a trust company incorporated under the laws of Canada, as Rights Agent (the "Rights Agent"), which term shall include any successor Rights Agent hereunder.

      WHEREAS the Board of Directors has determined that in order to maximize shareholder value it is advisable and in the best interests of the Corporation to adopt a shareholder rights plan (the "Rights Plan");

      AND WHEREAS in order to implement the adoption of the Rights Plan the Board of Directors has

      (a) authorized the issuance of one Right effective the Record Time in respect of each Common Share outstanding at the Record Time; and

      (b) authorized the issuance of one Right in respect of each Common Share issued after the Record Time and prior to the earlier of the Separation Time and the Expiration Time;

     AND WHEREAS each Right entitles the holder thereof, after the Separation Time, to purchase securities of the Corporation (or, in certain cases, of certain other entities) pursuant to the terms and subject to the conditions set forth herein;

     AND WHEREAS the Corporation desires to appoint the Rights Agent to act on behalf of the Corporation, and the Rights Agent is willing to so act, in connection with the issuance, transfer, exchange and replacement of Rights Certificates, the exercise of Rights, and other matters referred to herein;

     NOW THEREFORE in consideration of the foregoing premises and the respective covenants and agreements set forth herein the parties hereby agree as follows:

                           ARTICLE 1 --INTERPRETATION

1.1   CERTAIN DEFINITIONS

     For purposes of the Agreement, the following terms have the meanings indicated:

      (a) "1933 SECURITIES ACT" means the Securities Act of 1933 of the United States, as amended, and the rules and regulations thereunder, and any comparable or successor laws or regulations thereto.

      (b) "1934 EXCHANGE ACT" means the Securities Exchange Act of 1934 of the United States, as amended, and the rules and regulations thereunder, and any comparable or successor laws or regulations thereto.

     (c) "ACQUIRING PERSON" means, any Person who is the Beneficial Owner of twenty percent (20%) or more of the outstanding Voting Shares of the Corporation; provided, however, that the term "Acquiring Person" shall not include:


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                                      -2-


           (i)  the Corporation or any Subsidiary of the Corporation;

           (ii) any Person who becomes the Beneficial Owner of twenty percent (20%) or more of the outstanding Voting Shares of the Corporation as a result of (A) Corporate Acquisitions, (B) Permitted Bid Acquisitions, (C) Corporate Distributions or (D) Exempt Acquisitions; provided, however, that if a Person shall become the Beneficial Owner of twenty percent (20%) or more of the Voting Shares of the Corporation then outstanding by reason of one or more or any combination of the operation of a Corporate Acquisition, Permitted Bid Acquisition, Corporate Distribution or Exempt Acquisition and, after such Corporate Acquisition, Permitted Bid Acquisition, Corporate Distribution or Exempt Acquisition, becomes the Beneficial Owner of an additional one percent (1%) or more of the outstanding Voting Shares of the Corporation other than pursuant to Corporate Acquisitions, Permitted Bid Acquisitions, Corporate Distributions or Exempt Acquisitions, then as of the date of such acquisition, such Person shall become an "Acquiring Person";

           (iii)for a period of ten (10) days after the Disqualification Date (as hereinafter defined), any Person who becomes the Beneficial Owner of twenty percent (20%) or more of the outstanding Voting Shares of the Corporation as a result of such Person becoming disqualified from relying on Clause 1.1 (g) (vii) hereof solely because such Person makes or announces an intention to make a Take-over Bid in respect of securities of the Corporation alone or by acting jointly or in concert with any other Person (the first date of public announcement (which, for the purposes of this definition, shall include, without limitation, a report filed pursuant to section 101 of the Securities Act (Ontario)) by such Person or the Corporation of the intent to commence such a Take-over Bid being herein referred to as the "Disqualification Date"); and

           (iv) an underwriter or member of a banking or selling group which acquires Voting Shares of the Corporation from the Corporation in connection with a bona fide distribution to the public of securities of the Corporation.


      (d) "AFFILIATE" when used to indicate a relationship with a specified Person, means a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person.

      (e) "AGREEMENT" means this agreement as amended, modified or supplemented from time to time.

      (f) "ASSOCIATE" when used to indicate a relationship with a specified Person, means any relative of such specified Person who has the same residence as such specified Person, a spouse of that Person, any person of the same or opposite sex with whom such specified Person is living in a conjugal relationship outside marriage, or any relative of such spouse or other Person who has the same residence as such specified Person.

      (g) a Person shall be deemed the "BENEFICIAL OWNER", and to have "BENEFICIAL OWNERSHIP" of, and to "BENEFICIALLY OWN":



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                                      -3-


           (i) any securities as to which such Person or any Affiliate or Associate of such Person is or may be deemed to be the owner at law or in equity;

           (ii) any securities as to which such Person or any Affiliate or Associate of such Person has the right to acquire (whether such right is exercisable immediately or within a period of 75 days thereafter or upon the occurrence of a contingency or otherwise) pursuant to any agreement, arrangement, pledge or understanding, whether or not in writing (other than customary agreements with and between underwriters or banking group or selling group members with respect to a public offering of securities and other than bona fide pledges of securities) or upon the exercise of any conversion right, exchange right, share purchase right (other than a Right), warrant or option or otherwise; and

           (iii)any securities which are Beneficially Owned within the meaning of the foregoing provisions of this Subsection 1.1(g) by any other Person with whom such Person is acting jointly or in concert;

           provided, however, that a Person shall not be deemed the "BENEFICIAL OWNER", or to have "BENEFICIAL OWNERSHIP" of, or to "BENEFICIALLY OWN", any security solely because:

           (iv) such security has been deposited or tendered pursuant to any Take-over Bid made by such Person or made by any Affiliate or Associate of such Person or made by any other Person acting jointly or in concert with such Person, unless such deposited or tendered security has been taken up or paid for, whichever shall first occur; or

           (v) such Person or any Affiliate or Associate of such Person or any other Person acting jointly or in concert with such Person has or shares the power to vote or direct the voting of such security pursuant to a revocable proxy given in response to a public proxy solicitation or any such Person has an agreement, arrangement or understanding with respect to a particular shareholder proposal or proposals or a particular matter or matters to come before a meeting of shareholders, including the election of directors; or

           (vi) such Person or any Affiliate or Associate of such Person or any other Person acting jointly or in concert with such Person has or shares the power to vote or direct the voting of such security in connection with or in order to participate in a public proxy solicitation; or

           (vii)(A) such Person or any Affiliate or Associate of such Person or any other Person acting jointly or in concert with such Person, holds or exercises dispositive power over such security; provided that the ordinary business of any such Person (the "Fund Manager") includes the management of investment funds for others and such dispositive power over such security is held by the Fund Manager in the ordinary course of such business in the performance of such Fund Manager's duties for the account of any other Person (a "Client"), (B) such Person (the "Trust Company") is licensed to carry on the business of a trust company under applicable law and, as such, acts as trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent Persons or in relation to other accounts and holds or exercises dispositive power over such security in the ordinary course of such duties for the estate of any such deceased or incompetent

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                                      -4-

                Person (each an "Estate Account") or for such other accounts (each an "Other Account"), (C) the ordinary business of any such Person includes acting as an agent of the Crown in the management of public assets (the "Crown Agent"), or (D) the Person, any of such Person's Affiliates or Associates or any other Person acting jointly or in concert with such Person holds or exercises dispositive power over such security, provided that the Person exercising such dispositive power is the administrator or the trustee of one or more pension funds or plans (each a "Pension Fund") registered under the laws of Canada or any province thereof or the United States or any state thereof (the "Independent Person") and holds such securities solely for the purposes of its activities as an Independent Person, and further provided that such Person:

                (a) does not hold or exercise dispositive power over more than thirty percent (30%) of the Voting Shares of the Corporation;

                (b) holds such Voting Shares of the Corporation for investment purposes; and

                (c)  is not acting jointly or in concert with any other Person;

                provided, however, that in any of the foregoing cases no one of the Fund Manager, the Trust Company, the Crown Agent or the Independent Person makes or proposes to make a Take-over Bid in respect of securities of the Corporation alone or by acting jointly or in concert with any other Person (other than by means of ordinary market transactions (including prearranged trades) executed through the facilities of a stock exchange or organized over-the-counter market); or

           (viii) such Person is a Client of the same Fund Manager as another Person on whose account the Fund Manager holds or exercises dispositive power over such security, or such Person is an Estate Account or an Other Account of the same Trust Company as another Person on whose account the Trust Company holds or exercises dispositive power over such security, or such Person is a Pension Fund with the same Independent Person as another Pension Fund;

           (ix) such Person is a Client of a Fund Manager and such security is owned at law or in equity by the Fund Manager, or such Person is an Estate Account or an Other Account of a Trust Company and such security is owned at law or in equity by the Trust Company, or such Person is a Pension Fund and such security is owned at law or in equity by the Independent Person of the Pension Fund; or

           (x) such Person is the registered holder of securities as a result of carrying on the business of, or acting as a nominee of a securities depository.

           For purposes of this Agreement, the percentage of Voting Shares Beneficially Owned by any Person, shall be and be deemed to be the product of one hundred (100) and the number of which the numerator is the number of votes for the election of all directors generally attaching to the Voting Shares Beneficially Owned by such Person and the denominator of which is the number of votes for the election of all directors generally attaching to all outstanding Voting Shares. Where any Person is deemed to Beneficially Own unissued Voting Shares, such Voting Shares shall be


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                                      -5-

           deemed to be issued and outstanding for the purpose of calculating the percentage of Voting Shares Beneficially Owned by such Person.

      (h) "BOARD OF DIRECTORS" means, at any time, the duly constituted board of directors of the Corporation.

      (i) "BUSINESS CORPORATIONS ACT (ONTARIO)" means the Business Corporations Act, R.S.O. 1990, c.B.16, as amended, and the regulations thereunder, and any comparable or successor laws or regulations thereto.

      (j) "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in Toronto or New York are authorized or obligated by law to close.

      (k) "CANADIAN DOLLAR EQUIVALENT" means any amount which is expressed in United States dollars shall mean on any day the Canadian dollar equivalent of such amount determined by reference to the U.S. Canadian Exchange Rate on such date.

      (l) "CLOSE OF BUSINESS" on any given date means the time on such date (or, if such date is not a Business Day, the time on the next succeeding Business Day) at which the offices of the transfer agent for the Common Shares (or, after the Separation Time, the offices of the Rights Agent) is closed to the public in the city in which such transfer agent or Rights Agent has an office for the purposes of this Agreement.

      (m) "COMMON SHARES", when used with reference to the Corporation, means the common shares in the capital of the Corporation and, when used with reference to any Person other than the Corporation, means the class or classes of shares (or similar equity interest) with the greatest per share voting power entitled to vote generally in the election of all directors of such other Person or the equity securities or other equity interest having power (whether or not exercised) to control or direct the management of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

      (n) "COMPETING PERMITTED BID" means a Take-over Bid which: (i) is made after a Permitted Bid has been made and prior to the expiry of the Permitted Bid; (ii) satisfies all the components of the definition of a Permitted Bid, except that the requirements set out in Clause (ii) of the definition of a Permitted Bid shall be satisfied if the Take-over Bid shall contain, and the take up and payment for securities tendered or deposited thereunder shall be subject to, an irrevocable and unqualified condition that no Voting Shares shall be taken up or paid for pursuant to the Competing Permitted Bid prior to the close of business on the date that is no earlier than the later of: (A) the sixtieth (60th) day after the date on which the Permitted Bid which preceded the Competing Permitted Bid was made; and (B) twenty-one (21) days after the date of the Take-over Bid constituting the Competing Permitted Bid; and only if at that date, more than fifty percent (50%) of the then outstanding Voting Shares held by Independent Shareholders have been deposited to the Competing Permitted Bid and not withdrawn.

      (o) "CONTROLLED": a corporation is "controlled" by another Person or two or more Persons if:
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                                      -6-

           (i) securities entitled to vote in the election of directors carrying more than fifty percent (50%) of the votes for the election of directors are held, directly or indirectly, by or for the benefit of the other Person or Persons; and

           (ii) the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of such corporation;

           and "CONTROLS", "CONTROLLING" AND "UNDER COMMON CONTROL WITH" shall be interpreted accordingly.

      (p) "CORPORATE ACQUISITION" means an acquisition by the Corporation or a Subsidiary of the Corporation or the redemption by the Corporation of Voting Shares of the Corporation which by reducing the number of Voting Shares of the Corporation outstanding increases the proportionate number of Voting Shares Beneficially Owned by any Person.

      (q) "CORPORATE DISTRIBUTION" means an acquisition of Voting Shares of the Corporation as a result of:

           (i) a stock dividend or a stock split or other event pursuant to which a person receives or acquires Voting Shares on the same pro rata basis as all other holders of the same class of Voting Shares;

           (ii) any dividend reinvestment plan or other plan made available by the Corporation to holders of all of its Voting Shares (other than holders resident in any jurisdiction where participation in such plan is restricted or impractical to the Corporation as a result of applicable law);

           (iii)the receipt and/or exercise of rights issued by the Corporation to purchase Voting Shares distributed to all the holders of a series or class of Voting Shares of the Corporation to subscribe for or purchase Voting Shares of the Corporation, (other than holders resident in any jurisdiction where the distribution or exercise of such rights is restricted or impractical as a result of applicable law), provided that such rights are acquired directly from the Corporation and not from any other Person; or

           (iii)a distribution of Voting Shares, or securities convertible into, exchangeable for or carrying the right to acquire Voting Shares (and the conversion or exchange of such convertible or exchangeable securities or the exercise of the right to acquire Voting Shares carried by such securities), made pursuant to a prospectus or by way of a private placement.

      (r)  "DISQUALIFICATION DATE" has the meaning ascribed thereto in Clause
           1.1 (c)(iii).

      (s)  "EFFECTIVE DATE" has the meaning ascribed thereto in Section 5.13.

      (t) "ELECTION TO EXERCISE" has the meaning ascribed thereto in Subsection 2.2(d).

      (u) "EXEMPT ACQUISITION" means an acquisition of Voting Shares of the Corporation, in respect of which the Board of Directors has waived the application of Section 3.1 hereof pursuant to the provisions of Subsections 5.1 (b), (c) or (d) hereof or which was made on or prior to the Record Time.
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                                      -7-

      (v) "EXERCISE PRICE" means, as of any date, the price at which a holder may purchase the securities issuable upon exercise of one whole Right. Until adjustment thereof in accordance with the terms hereof, the Exercise Price shall be $20.00.

      (w)  "EXPIRATION TIME" means the earlier of: (i) the Termination Time, and
           (ii) the close of business on the date of the Corporation's annual meeting of Shareholders in 2002.

      (x) "FLIP-IN EVENT" means a transaction in or pursuant to which any Person becomes an Acquiring Person.

      (y)  "INDEPENDENT  SHAREHOLDERS"  means  holders of Voting  Shares of the Corporation, but shall not include: (i) any Acquiring Person; (ii) any Offeror (including an Offeror who has announced an intention to make or who makes a Permitted Bid or Competing Permitted Bid); (iii) any Affiliate or Associate of such Acquiring Person or Offeror; (iv) any Person acting jointly or in concert with such Acquiring Person or Offeror; or
           (v) any employee benefit plan, stock purchase plan, deferred profit sharing plan or any similar plan or trust for the benefit of employees of the Corporation or a Subsidiary of the Corporation, unless the beneficiaries of any such plan or trust direct the manner in which the Voting Shares are to be voted or direct whether the Voting Shares are to be tendered to a Take-over Bid.

      (z) "MARKET PRICE" per share of any securities on any date of determination means the average of the daily closing prices per share of such securities (determined as described below) on each of the twenty (20) consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the events described in Section 2.3 hereof shall have caused the closing prices used to determine the Market Price on any Trading Days not to be fully comparable with the closing price on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day, each such closing price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 hereof in order to make it fully comparable with the closing price on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day. The closing price per share of any securities on any date shall be (i) the closing board lot sale price or, if such price is not available, the average of the closing bid and asked prices, for each share as reported by The Toronto Stock Exchange; or (ii) if for any reason none of such prices is available on such day or the securities are not listed or admitted to trading on The Toronto Stock Exchange, the closing board lot sale price or, if such price is not available, the average of the closing bid and asked prices, for each share as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange in the United States on which the securities are listed or admitted to trading; or (iii) if for any reason none of such prices is available on such day or the securities are not listed or admitted to trading on The Toronto Stock Exchange or a national securities exchange in the United States, the last quoted price, or if not so quoted, the average of the high bid and low asked prices for each share of such securities in the over-the-counter market, as reported by The Canadian Dealing Network Inc. or such other comparable system then in use; or
           (iv) if on any such date the securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities selected in good faith by the Board of Directors; provided, however, that if on any such date the securities are not traded on any stock exchange or in the

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                                      -8-

           over-the-counter market, the closing price per share of such securities on such date shall mean the fair value per share of such securities on such date as determined in good faith by the Board of Directors, after consultation with a nationally or internationally recognized investment dealer or investment banker.

           The Market Price shall be expressed in Canadian dollars and if initially determined in respect of any day forming part of the twenty
           (20) consecutive trading day period in United States dollars, such amount shall be translated into Canadian dollars at the Canadian Dollar Equivalent thereof. Notwithstanding the foregoing, where the Board of Directors is satisfied that the Market Price of securities as determined herein was affected by an anticipated or actual Take-over Bid or by improper manipulation, the Board of Directors may, acting in good faith, determine the Market Price of securities, such determination to be based on a finding as to the price of which a holder of securities of that class could reasonably have expected to dispose of his securities immediately prior to the relevant date excluding any change in price reasonably attributable to the anticipated or actual Take-over Bid or to the improper manipulation.

      (aa) "OFFER TO ACQUIRE" shall include:

           (i) an offer to purchase, a public announcement of an intention to make an offer to purchase, or a solicitation of an offer to sell, Voting Shares of the Corporation; and

            (ii)an acceptance of an offer to sell Voting Shares of the
                Corporation, whether or not such offer to sell has been solicited;

           or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an Offer to Acquire to the Person that made the offer to sell.

      (bb) "OFFEROR" means a Person who has announced an intention to make, or who makes, a Take-over Bid.

      (cc) "OFFEROR'S SECURITIES" means Voting Shares of the Corporation Beneficially Owned by an Offeror, any Affiliate or Associate of such Offeror, any Person acting jointly or in concert with the Offeror or with any Affiliate of the Offeror and any Affiliates or Associates of such Person so acting jointly or in concert.

      (dd) "PERMITTED BID" means a Take-over Bid made by an Offeror which is made by means of a Take-over Bid circular and which also complies with the following additional provisions:

           (i) the Take-over Bid shall be made to all holders of record of Voting Shares wherever resident as registered on the books of the Corporation, other than the Offeror;

           (ii) the Take-over Bid shall contain, and the take up and payment for securities tendered or deposited thereunder shall be subject to, an irrevocable and unqualified condition that no Voting Shares shall be taken up or paid for pursuant to the Take-over Bid prior to the close of business on the date which is not less than sixty (60) days following the date of the Take-over Bid, and only if at such date, more than fifty percent (50%) of the then outstanding Voting Shares held by Independent Shareholders shall have been deposited to the Take-over Bid and not withdrawn;

           (iii)the Take-over Bid shall contain an irrevocable and unqualified provision that, unless the Take-over Bid is withdrawn in accordance with applicable law, Voting Shares of the Corporation may be deposited pursuant to such Take-over Bid at any time during the period of time described in Clause (ii) of this Subsection 1.1 (dd) and that any Voting Shares deposited pursuant to the Take-over Bid may be withdrawn at any time until taken up and paid for; and

           (iv) the Take-over Bid shall contain an irrevocable and unqualified provision that if, on the date on which Voting Shares may be taken up and paid for, more than fifty percent (50%) of the then outstanding Voting Shares held by Independent Shareholders have been deposited to the Take-over Bid and not withdrawn, (A) the Offeror will make a public announcement of that fact on the date the Take-over Bid would otherwise expire; and (B) the Take-over Bid will be extended for a period of not less than ten (10) Business Days from the date it would otherwise expire.

      (ee) "PERMITTED BID ACQUISITIONS" means share acquisitions made pursuant to a Permitted Bid or a Competing Permitted Bid.

      (ff) "PERSON" means any individual, firm, partnership, association, trust, trustee, executor, administrator, legal or personal representative, government, governmental body, entity or authority, group, body corporate, corporation, unincorporated organization or association, syndicate, joint venture or any other entity, whether or not having legal personality, and any of the foregoing in any derivative, representative or fiduciary capacity, and pronouns have a similar extended meaning.

      (gg) "RECORD  TIME" means 5:00 p.m.  (Toronto  time) on February  25,
           1998.

      (hh) "REDEMPTION   PRICE"  has  the  meaning   ascribed   thereto  in
           Subsection 5.1 (a).

      (ii) "REGULAR PERIODIC CASH DIVIDENDS" means cash dividends paid at regular intervals in any fiscal year of the Corporation to the extent that such cash dividends do not exceed, in the aggregate, the greatest of

           (i) two hundred percent (200%) of the aggregate amount of cash dividends declared payable by the Corporation on its Common Shares in its immediately preceding fiscal year;

           (ii) three hundred percent (300%) of the arithmetic average of the aggregate amounts of cash dividends declared payable by the Corporation on its Common Shares in its three immediately preceding financial years; and

           (iii)one hundred percent (100%) of the aggregate consolidated net income of the Corporation, before extraordinary items, for its immediately preceding fiscal year.

      (jj) "RIGHT" means a right issued pursuant to this Agreement.

      (kk) "RIGHTS   CERTIFICATE"  has  the  meaning  ascribed  thereto  in
           Section 2.2(c).

      (ll) "RIGHTS   REGISTER"   has  the  meaning   ascribed   thereto  in
           Subsection 2.6(a).

      (mm) "SECURITIES ACT (ONTARIO)" means the Securities Act, R.S.O. 1990, c. S.5. as amended, and the regulations, rules, policies, and notices thereunder, and any comparable or successor laws, regulations, rules, policies or notices thereto.

      (nn) "SEPARATION TIME" means the close of business on the eighth (8th) Trading Day after the earlier of (i) the Stock Acquisition Date, and
           (ii) the date of the commencement of, or first public announcement of the intent of any person (other than the Corporation or any Subsidiary of the Corporation) to commence, a Take-over Bid (other than a Permitted Bid or Competing Permitted Bid) or such later date as may be determined by the Board of Directors provided that, if any Take-over Bid referred to in Clause (ii) of this Subsection 1.1(nn) expires, is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such Take-over Bid shall be deemed, for the purposes of this Subsection 1.1(nn), never to have been made and provided further that if the Board of Directors determines pursuant to Subsections 5.1(b), (c) or (d) hereof to waive the application of
           Section 3.1 hereof to a Flip-in Event, the Separation Time in respect of such Flip-in Event shall be deemed never to have occurred.

      (oo) "STOCK ACQUISITION DATE" means the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to section 101 of the Securities Act (Ontario) or Section 13(d) of the 1934 Exchange Act) by the Corporation or an Offeror or Acquiring Person of facts indicating that a Person has become an Acquiring Person.

      (pp) "SUBSIDIARY": a corporation shall be deemed to be a Subsidiary of another corporation if:

           (i)  it is controlled by:

                (A)  that other; or

                (B) that other and one or more corporations each of which is controlled by that other; or

                (C) two or more corporations each of which is controlled by that other; or

           (ii) it is a Subsidiary of a corporation that is that other's Subsidiary.

      (qq) "TAKE-OVER BID" means an Offer to Acquire Voting Shares of the Corporation or securities convertible into or exchangeable for or carrying a right to purchase Voting Shares of the Corporation where the Voting Shares of the Corporation subject to the Offer to Acquire, together with the Voting Shares of the Corporation into which the securities subject to the Offer to Acquire are convertible, exchangeable or exercisable, and the Offeror's Securities, constitute in the aggregate twenty percent (20%) or more of the outstanding Voting Shares of the Corporation at the date of the Offer to Acquire.

      (rr) "TERMINATION TIME" means the time at which the right to exercise Rights shall terminate pursuant to Subsection 5.1(f) hereof.

      (ss) "TRADING DAY", when used with respect to any securities, means a day on which the principal Canadian stock exchange or American stock exchange or market on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any Canadian stock exchange or American stock exchange or market, a Business Day.

      (tt) "U.S. - CANADIAN EXCHANGE RATE" means on any date:

           (i) if on such date the Bank of Canada sets an average noon spot rate of exchange for the conversion of one United States dollar into Canadian dollars, such rate; and

           (ii) in any other case, the rate for such date for the conversion of one United States dollar into Canadian dollars which is calculated in the manner which shall be determined by the Board of Directors from time to time acting in good faith.

      (uu) "VOTING SHARES" means, with respect to any Person, the Common Shares of such Person and any other shares of capital stock or voting interests of such Person entitled to vote generally in the election of all directors.

1.2   CURRENCY

      All sums of money which are referred to in this Agreement are expressed in lawful money of Canada, unless otherwise specified.

1.3   HEADINGS

      The division of this Agreement into Articles, Sections, Subsections, Clauses and Subclauses and the insertion of headings, subheadings and a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.4   NUMBER AND GENDER

      Wherever the context so requires, terms used herein importing the singular number only shall include the plural and vice-versa and words importing only one gender shall include all others.

1.5   ACTING JOINTLY OR IN CONCERT

      For the purposes of this Agreement, a Person shall be deemed to be acting jointly or in concert with every Person who is a party to an agreement, commitment or understanding, whether formal or informal, with the first Person or any Associate or Affiliate of such Person for the purpose of acquiring or making an Offer to Acquire Voting Shares of the Corporation.

1.6   STATUTORY REFERENCES

      Unless the context otherwise requires or except as expressly provided herein, any reference herein to a specific part, section, subsection, clause or Rule of any statute or regulation shall be deemed to refer to the same as it may be amended, re-enacted or replaced or, if repealed and there shall be no replacement therefor, to the same as it is in effect on the date of this Agreement.

                             ARTICLE 2 - THE RIGHTS


2.1   LEGEND ON COMMON SHARE CERTIFICATES

      (a) Certificates issued for Common Shares after the Record Time but prior to the close of business on the earlier of the Separation Time and the Expiration Time shall evidence one Right for each Common Share represented thereby and shall have impressed on, printed on, written on or otherwise affixed to them, a legend in substantially the following form:

           UNTIL THE SEPARATION TIME (AS DEFINED IN THE RIGHTS PLAN REFERRED TO BELOW), THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN A SHAREHOLDER RIGHTS PLAN AGREEMENT, DATED AS OF FEBRUARY 25, 1998 (THE "RIGHTS PLAN"), BETWEEN ROYAL OAK MINES INC. (THE "CORPORATION") AND MONTREAL TRUST COMPANY OF CANADA, AS RIGHTS AGENT (THE "RIGHTS AGENT"), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH MAY BE INSPECTED DURING NORMAL BUSINESS HOURS AT THE PRINCIPAL EXECUTIVE OFFICE OF THE CORPORATION. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS PLAN, SUCH RIGHTS MAY BE AMENDED OR REDEEMED, MAY EXPIRE, MAY BECOME NULL AND VOID (IF, IN CERTAIN CASES, THEY ARE ISSUED TO OR "BENEFICIALLY OWNED" BY ANY PERSON WHO IS, WAS OR BECOMES AN "ACQUIRING PERSON", AS SUCH TERMS ARE DEFINED IN THE RIGHTS PLAN, WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR ANY SUBSEQUENT HOLDER) OR MAY BE EVIDENCED BY SEPARATE CERTIFICATES AND MAY NO LONGER BE EVIDENCED BY THIS CERTIFICATE. THE CORPORATION WILL MAIL OR ARRANGE FOR THE MAILING OF A COPY OF THE RIGHTS PLAN TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON RECEIPT OF A WRITTEN REQUEST THEREFOR.

      (b) Certificates representing Common Shares that are issued and outstanding at the Record Time shall evidence one Right for each Common Share evidenced thereby notwithstanding the absence of the foregoing legend until the earlier of the Separation Time and the Expiration Time.

2.2   INITIAL EXERCISE PRICE; EXERCISE OF RIGHTS; DETACHMENT OF RIGHTS

      (a) RIGHT TO ENTITLE HOLDER TO PURCHASE ONE COMMON SHARE PRIOR TO ADJUSTMENT. Subject to adjustment as herein set forth, each Right will entitle the holder thereof, from and after the Separation Time and prior to the Expiration Time, to purchase, for the Exercise Price as at the Business Day immediately preceding the date of exercise of the Right, one Common Share of the Corporation (which price and number of Common Shares are subject to adjustment as set forth below). Notwithstanding any other provision of this Agreement, any Rights held by the Corporation and any of its Subsidiaries shall be void.

      (b) RIGHTS NOT EXERCISABLE UNTIL SEPARATION TIME. Until the Separation Time, (i) the Rights shall not be exercisable and no Right may be exercised, and (ii) for administrative purposes, each Right will be evidenced by the certificate for the associated Common Share registered in the name of the holder thereof (which certificate shall also be deemed to be a Rights Certificate) and will be transferable only together with, and will be transferred by a transfer of, such associated Common Share.

      (c) DELIVERY OF RIGHTS CERTIFICATE AND DISCLOSURE STATEMENT. From and after the Separation Time and prior to the Expiration Time: (i) the Rights shall be exercisable, and (ii) the registration and transfer of the Rights shall be separate from, and independent of, Common Shares.

           Promptly following the Separation Time, the Corporation will prepare and the Rights Agent will mail to each holder of record of Rights as of the Separation Time (other than an Acquiring Person and other than in respect of any Rights Beneficially Owned by such Acquiring Person which are not held by such Acquiring Person, the holder of record of such Rights) at such holder's address as shown by the records of the Corporation (the Corporation hereby agreeing to furnish copies of such records to the Rights Agent for this purpose), (A) a certificate (a "Rights Certificate") in substantially the form of Exhibit A hereto appropriately completed, representing the number of Rights held by such holder at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, rule, regulation or judicial or administrative order or with any rule or regulation made pursuant thereto or with any rule or regulation of any self-regulatory organization, stock exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage, and (B) a disclosure statement describing the Rights, provided that a nominee shall be sent the materials provided for in (A) and (B) in respect of all Common Shares held of record by it which are not Beneficially Owned by an Acquiring Person. In order for the Corporation to determine whether any Person is holding Common Shares which are Beneficially Owned by another Person, the Corporation may require such first mentioned Person to furnish it with such information and documentation as the Corporation considers advisable.

      (d)  EXERCISE  OF  RIGHTS.  Rights  may be  exercised  in whole or in part on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent the Rights Certificate evidencing such Rights together with an election to exercise such Rights (an "Election to Exercise") substantially in the form attached to the Rights Certificate duly completed, accompanied by payment in cash, by certified cheque, banker's draft or money order payable to the order of the Corporation, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the holder of the Rights being exercised, all of the above to be received before the Expiration Time by the Rights Agent at its principal office in any of the cities listed on the Rights Certificate.

      (e) DUTIES OF RIGHTS AGENT UPON RECEIPT OF ELECTION TO EXERCISE. Upon receipt of a Rights Certificate, which is accompanied by a completed Election to Exercise that does not indicate that such Right is null and void as provided by Subsection 3.1(b) hereof, and payment as set forth in Subsection 2.2(d) above, the

           Rights Agent (unless otherwise instructed by the Corporation) will thereupon promptly:

           (i) requisition from the transfer agent for the Common Shares certificates representing the number of Common Shares to be purchased (the Corporation hereby irrevocably authorizing its transfer agent to comply with all such requisitions);

           (ii) when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of issuing fractional Common Shares;

           (iii)after receipt of such certificates, deliver the same to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such registered holder;

           (iv) when appropriate, after receipt, deliver such cash (less any amounts required to be withheld) to or to the order of the registered holder of the Rights Certificate; and

           (v) tender to the Corporation all payments received on exercise of the Rights.

      (f) PARTIAL EXERCISE OF RIGHTS. In case the holder of any Rights shall exercise less than all of the Rights evidenced by such holder's Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder's duly authorized assigns.

      (g) DUTIES OF THE CORPORATION. The Corporation covenants and agrees that it will:

           (i) take all such action as may be necessary and within its power to ensure that all Common Shares or other securities delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered and fully paid and non-assessable;

           (ii) take all such action as may be necessary and within its power to ensure compliance with the provisions of Section 3.1 hereof including, without limitation, all such action to comply with any applicable requirements of the Business Corporations Act (Ontario), the Securities Act (Ontario) and any applicable comparable securities legislation of any other applicable jurisdiction, in connection with the issuance and delivery of the Rights Certificates and the issuance of any Common Shares upon exercise of Rights;

           (iii)use reasonable efforts to cause all Common Shares issued upon exercise of Rights to be listed upon issuance on the principal stock exchanges on which the Common Shares were traded prior to the Stock Acquisition Date;

           (iv) cause to be reserved and kept available out of its authorized and unissued Common Shares, the number of Common Shares that, as provided in this Agreement, will from time to time be sufficient to permit the exercise in full of all outstanding Rights;

           (v) pay when due and payable any and all Canadian and, if applicable, United States, federal, provincial and state transfer taxes and charges (but for greater certainty, not including any income or capital taxes of the holder or exercising holder or any liability of the Corporation to withhold tax) which may be payable in respect of the original issuance or delivery of the Rights Certificates, provided that the Corporation shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for shares or other securities in a name other than that of the registered holder of the Rights being transferred or exercised; and

           (vi) after the Separation Time, except as permitted by Sections 5.1 or 5.4 hereof, not take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

2.3   ADJUSTMENTS TO EXERCISE PRICE; NUMBER OF RIGHTS

      The Exercise Price, the number and kind of Common Shares or other securities subject to purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 2.3.

      (a) ADJUSTMENT TO EXERCISE PRICE UPON CHANGES TO SHARE CAPITAL. In the event the Corporation shall at any time after the Record Time:

           (i) declare or pay a dividend on the Common Shares payable in Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares or other securities) other than the issue of Common Shares or such exchangeable or convertible securities to holders of Common Shares in lieu of but not in an amount which exceeds the value of regular periodic cash dividends;

            (ii)subdivide or change the  outstanding  Common  Shares into a greater number of Common Shares;

            (iii) combine or change the outstanding Common Shares into a smaller number of Common Shares or;

            (iv)issue any Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares or other securities) in respect of, in lieu of or in exchange for existing Common Shares, except as otherwise provided in this
                Section 2.3;


           the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of Common Shares or other securities, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Exercise Price then in effect, the aggregate number and kind of Common Shares or other securities, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the share transfer books of the Corporation were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 2.3 and

           Section 3.1 hereof, the adjustment provided for in this Section 3.1 shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 3.1 hereof.

      (b) ADJUSTMENT TO EXERCISE PRICE UPON ISSUE OF RIGHTS, OPTIONS AND WARRANTS. In case the Corporation shall at any time after the Record Time fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase Common Shares (or shares having the same rights, privileges and preferences as Common Shares ("equivalent common shares")) or securities convertible into or exchangeable for or carrying a right to purchase Common Shares or equivalent common shares at a price per Common Share or per equivalent common share (or having a conversion price or exchange price or exercise price per share, if a security convertible into or exchangeable for or carrying a right to purchase Common Shares or equivalent common shares) less than ninety percent (90%) of the Market Price per Common Share on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date, plus the number of Common Shares that the aggregate offering price of the total number of Common Shares and/or equivalent common shares so to be offered (and/or the aggregate initial conversion, exchange or exercise price of the convertible or exchangeable securities or rights so to be offered, including the price required to be paid to purchase such convertible or exchangeable securities or rights so to be offered) would purchase at such Market Price per Common Share, and the denominator of which shall be the number of Common Shares outstanding on such record date, plus the number of additional Common Shares and/or equivalent common shares to be offered for subscription or purchase (or into which the convertible or exchangeable securities are initially convertible, exchangeable or exercisable). In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a certificate filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

           For purposes of this Agreement, the granting of the right to purchase Common Shares (or equivalent common shares) (whether from treasury shares or otherwise) pursuant to any dividend or interest reinvestment plan and/or any Common Share purchase plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and/or the investment of periodic optional payments or any employee benefit, stock option or similar plans (so long as such right to purchase is in no case evidenced by the delivery of rights or warrants) shall not be deemed to constitute an issue of rights, options or warrants by the Corporation; provided, however, that, in all such cases, the right to purchase Common Shares (or equivalent common shares) is at a price per share of not less than ninety percent (90%) of the current market price per share (determined as provided in such plans) of the Common Shares.

      (c) ADJUSTMENT TO EXERCISE PRICE UPON CORPORATE DISTRIBUTIONS. In case the Corporation shall at anytime after the Record Time fix a record date for a distribution to all holders of Common Shares (including any such distribution made in connection with a merger, amalgamation, arrangement, plan, compromise or reorganization in which the Corporation is the continuing or successor corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend or a regular periodic cash dividend paid in Common Shares, but including any dividend payable in securities other than Common Shares), assets or subscription rights, options or warrants (excluding those referred to in Subsection 2.3(b) above), at a price per Common Share that is less than ninety percent (90%) of the Market Price per Common Share on the second Trading Day immediately preceding such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Market Price per Common Share on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights, options or warrants applicable to a Common Share and the denominator of which shall be such Market Price per Common Share. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Exercise Price shall be adjusted to be the Exercise Price which would have been in effect if such record date had not been fixed.

      (d) DE MINIMIS THRESHOLD FOR ADJUSTMENT TO EXERCISE PRICE. Notwithstanding anything herein to the contrary, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Exercise Price; provided, however, that any adjustments which by reason of this Subsection 2.3(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 2.3 shall be made to the nearest cent or to the nearest one-hundredth of a Common Share or other share, as the case may be. Notwithstanding the first sentence of this Subsection 2.3(d), any adjustment required by this Section 2.3 shall be made no later than the earlier of: (i) three (3) years from the date of the transaction which mandates such adjustment; and (ii) the Expiration Time.

      (e) CORPORATION MAY PROVIDE FOR ALTERNATE MEANS OF ADJUSTMENT. Subject to the prior consent of the holders of Voting Shares or Rights obtained as set forth in Subsections 5.4(b) or 5.4(c) hereof, as applicable, in the event the Corporation shall at any time after the Record Time issue any shares of capital stock (other than Common Shares), or rights or warrants to subscribe for or purchase any such capital stock, or securities convertible into or exchangeable for any such capital stock, in a transaction referred to in Clauses 2.3(a)(i) or 2.3(a)(iv) or Subsections 2.3(b) or 2.3(c) above, if the Board of Directors acting in good faith determines that the adjustments contemplated by Subsections 2.3(a), (b) and
           (c) above in connection with such transaction will not appropriately protect the interests of the holders of Rights, the Corporation shall be entitled to determine what other adjustments to the Exercise Price, number of Rights and/or securities purchasable upon exercise of Rights would be appropriate and, notwithstanding Subsections 2.3(a), (b) and
           (c) above, such adjustments, rather than the adjustments contemplated by Subsections 2.3(a), (b) and (c) above, shall be made. The Corporation and the Rights Agent shall amend this Agreement as appropriate to provide for such adjustments.

      (f) ADJUSTMENT TO RIGHTS EXERCISABLE INTO SHARES OTHER THAN COMMON SHARES. If as a result of an adjustment made pursuant to
           Section 3.1 hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Right and the Exercise Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in this Section 2.3, and the provisions of this Agreement with respect to the Common Shares shall apply on like terms to any such other shares.

      (g) RIGHTS TO EVIDENCE RIGHT TO PURCHASE COMMON SHARES AT ADJUSTED EXERCISE PRICE. Each Right originally issued by the Corporation subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of Common Shares purchasable from time to time hereunder upon exercise of such Right, all subject to further adjustment as provided herein.

      (h) ADJUSTMENT TO NUMBER OF COMMON SHARES PURCHASABLE UPON ADJUSTMENT TO EXERCISE PRICE. Unless the Corporation shall have exercised its election as provided in Subsection 2.3(i) below, upon each adjustment of the Exercise Price as a result of the calculations made in Subsections 2.3 (b) and (c) above, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Common Shares (calculated to the nearest one ten-thousandth) obtained by:
           (i) multiplying (A) the number of shares purchasable upon exercise of a Right immediately prior to this adjustment by
           (B) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price; and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

      (i) ELECTION TO ADJUST NUMBER OF RIGHTS UPON ADJUSTMENT TO EXERCISE PRICE. The Corporation shall be entitled to elect on or after the date of any adjustment of the Exercise Price to adjust the number of Rights, in lieu of any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten thousandth) obtained by dividing the Exercise Price in effect immediately prior to adjustment of the Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price. The Corporation shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Subsection 2.3(i), the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 5.5 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, new

           Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and may bear, at the option of the Corporation, the adjusted Exercise Price and shall be registered in the names of the holders of record of Rights Certificates on the record date for the adjustment specified in the public announcement.

      (j) RIGHTS CERTIFICATES MAY CONTAIN EXERCISE PRICE BEFORE ADJUSTMENT. Irrespective of any adjustment or change in the Exercise Price or the number of Common Shares issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Exercise Price per share and the number of Common Shares which were expressed in the initial Rights Certificates issued hereunder.

      (k) CORPORATION MAY IN CERTAIN CASES DEFER ISSUES OF SECURITIES. In any case in which this Section 2.3 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the  number  of  Common  Shares  and  other  securities  of  the
           Corporation, if any, issuable upon such exercise over and above the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional Common Shares (fractional or otherwise) or other securities upon the occurrence of the event requiring such adjustment.

      (l) CORPORATION HAS DISCRETION TO REDUCE EXERCISE PRICE FOR TAX REASONS. Notwithstanding anything in this Section 2.3 to the contrary, the Corporation shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 2.3 as and to the extent that in their good faith judgement, the Board of Directors shall determine to be advisable in order that any:
           (i) consolidation or subdivision of the Common Shares; (ii) issuance of any Common Shares at less than the Market Price;
           (iii) issuance of securities convertible into or exchangeable for Common Shares; (iv) stock dividends; or (v) issuance of rights, options or warrants, referred to in this Section 2.3 hereafter made by the Corporation to holders of its Common Shares, shall not be taxable to such shareholders.

2.4   DATE ON WHICH EXERCISE IS EFFECTIVE

      Each person in whose name any certificate for Common Shares is issued upon the exercise of Rights, shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered (together with a duly completed Election to Exercise) and payment of the Exercise Price for such Rights (and any applicable transfer taxes and other governmental charges payable by the exercising holder hereunder) was made, provided, however, that if the date of such surrender and payment is a date upon which the Common Share transfer books of the Corporation are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Share transfer books of the Corporation are open.

2.5   EXECUTION, AUTHENTICATION, DELIVERY AND DATING OF RIGHTS CERTIFICATES

      (a) The Rights Certificates shall be executed on behalf of the Corporation by any of the Chairman, the President, the Chief Financial Officer, or any Vice President, together with any other of such Persons or together with any one of its Secretary or Treasurer. The signature of any of these officers on the Rights Certificates may be manual or facsimile. Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

      (b) Promptly after the Corporation learns of the Separation Time, the Corporation will notify the Rights Agent of such Separation Time and will deliver Rights Certificates executed by the Corporation to the Rights Agent for countersignature, and the Rights Agent shall manually countersign and send such Rights Certificates to the holders of the Rights pursuant to Subsection 2.2(c) hereof. No Rights Certificate shall be valid for any purpose until countersigned by the Rights Agent as aforesaid.

      (c) Each Rights Certificate shall be dated the date of countersignature thereof.

2.6   REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE

      (a) After the Separation Time, the Corporation will cause to be kept a register (the "Rights Register") in which, subject to such reasonable regulations as it may prescribe, the Corporation will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed the "Rights Registrar" for the purpose of maintaining the Rights Register for the Corporation and registering Rights and transfers of Rights as herein provided. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times.

           After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate and subject to the provisions of Subsection 2.6(c) below and the other provisions of this Agreement, the Corporation will execute and the Rights Agent will manually countersign and deliver, in the name of the holder or the designated transferee or transferees as required pursuant to the holder's instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificates so surrendered.

      (b) All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Corporation, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

      (c)  Every  Rights   Certificate   surrendered  for  registration  of
           transfer or exchange shall be duly  endorsed,  or be accompanied by a written  instrument  of  transfer in form  satisfactory  to the Corporation or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder's attorney duly authorized in writing. As a condition to the issuance of any new Rights  Certificate  under this Section 2.6, the Corporation
           or  the  Rights   Agent  may   require  the  payment  of  a  sum
           sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and the Corporation may require payment of a sum sufficient to cover any other expenses (including the fees and expenses of the Rights Agent) in connection therewith.

2.7   MUTILATED, DESTROYED, LOST AND STOLEN RIGHT CERTIFICATES

      (a) If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Corporation shall execute and the Rights Agent shall manually countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

      (b) If there shall be delivered to the Corporation and the Rights Agent prior to the Expiration Time: (i) evidence to their reasonable satisfaction of the destruction, loss or theft of any Rights Certificate; and (ii) such indemnity or other security as may be required by them to save each of them and any of their agents harmless, then, in the absence of notice to the Corporation or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Corporation shall execute and upon its request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

      (c) As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Corporation or the Rights Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and the Corporation may require payment of a sum sufficient to cover any other expenses (including the fees and expenses of the Rights Agent) in connection therewith.

      (d)  Every new Rights  Certificate  issued  pursuant to this  Section
           2.7 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence an original additional contractual obligation of the Corporation, whether or not the destroyed lost or stolen Rights Certificate shall be at any time enforceable by anyone, and the holder thereof shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other holders of Rights duly issued by the Corporation.

2.8   PERSONS DEEMED OWNERS

      Prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent shall be entitled to deem and treat the person in whose name a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever. As used in this Agreement, unless the context otherwise requires, the term "holder" of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, the associated Common Shares).

2.9   DELIVERY AND CANCELLATION OF RIGHTS CERTIFICATES

      All Rights Certificates surrendered upon exercise or for redemption, registration of transfer or exchange shall, if surrendered to any person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Corporation may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Corporation may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificate shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section
2.9 except as expressly permitted by this Agreement. The Rights Agent shall destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Corporation.

2.10  AGREEMENT OF RIGHTS HOLDERS

      Every holder of Rights, by accepting the same, consents and agrees with the Corporation and the Rights Agent and with every other holder of Rights:

      (i) to be bound by and subject to the provisions of this Agreement, as amended or supplemented from time to time in accordance with the terms hereof, in respect of all Rights held;

      (ii) that prior to the Separation Time each Right will be transferable only together with, and will be transferred by a transfer of, the associated Common Share certificate representing such Right;

      (iii)that after the Separation Time, the Rights Certificates will be transferable only on the Rights Register as provided herein;

      (iv) that prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent shall be entitled to deem and treat the person in whose name the Rights Certificate (or prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Common Share certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary;

      (v) that such holder of Rights has waived his or her right to receive any fractional Rights or any fractional Common Shares upon exercise of Rights except as provided herein; and

      (vi) that without the approval of any holder of Rights and upon the sole authority of the Board of Directors acting in good faith this Agreement may be supplemented or amended from time to time pursuant to and as provided herein.

2.11  RIGHTS CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER

      No holder, as such, of any Rights or Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose whatsoever the holder of any Common Share or any other share or security of the Corporation which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed or deemed to confer upon the holder of any Right or Rights Certificate, as such, any of the rights, titles, benefits or privileges of a holder of Common Shares or any other shares or securities of the Corporation or any right to vote at any meeting of shareholders of the Corporation whether for the election of directors or otherwise or upon any matter submitted to holders of shares of the Corporation at any meeting thereof, or to give or withhold consent to any action of the Corporation, or to receive notice of any meeting or other action affecting any holder of Common

Shares or any other shares or securities of the Corporation except as expressly provided herein, or to receive dividends, distributions or subscription rights, or otherwise, until the Right or Rights evidenced by Rights Certificates shall have been duly exercised in accordance with the terms and provisions hereof.

                      ARTICLE 3--ADJUSTMENTS TO THE RIGHTS
                      IN THE EVENT OF CERTAIN TRANSACTIONS

3.1   FLIP-IN EVENT

      (a) Subject to Subsection 3.1(b), and Subsections 5.1(b), 5.1(c) and 5.1(d) hereof, in the event that prior to the Expiration Time a Flip-in Event shall occur, the Corporation shall take such action as may be necessary to ensure and provide within eight (8) Trading Days of such occurrence, or such longer period as may be required to satisfy all applicable requirements of the Securities Act (Ontario), and the securities legislation of each other province of Canada and, if applicable, of the United States of America that, except as provided below, each Right shall thereafter constitute the right to purchase from the Corporation upon exercise thereof in accordance with the terms hereof that number of Common Shares of the Corporation having an aggregate Market Price on the date of the consummation or occurrence of such Flip-in Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such Right to be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 hereof in the event that after such date of consummation or occurrence an event of a type analogous to any of the events described in Section 2.3 hereof shall have occurred with respect to such Common Shares).

      (b) Notwithstanding anything in this Agreement to the contrary, upon the occurrence of any Flip-in Event, any Rights that are or were Beneficially Owned on or after the earlier of the Separation Time, and the Stock Acquisition Date by: (i) an
           Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of such Acquiring Person); or (ii) a transferee or other successor in title directly or indirectly of Rights held by an Acquiring Person (or of any Affiliate or Associate of an Acquiring Person or of any Person acting jointly or in concert with an Acquiring Person or any Associate or Affiliate of an Acquiring Person) who becomes a transferee or successor in title concurrently with or subsequent to the Acquiring Person becoming  an  Acquiring  Person;  shall  become  null  and  void without any further action, and any holder of such Rights (including transferees or successors in title) shall not have any rights whatsoever to exercise such Rights under any provision of this Agreement and shall not have thereafter any other rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise.

                           ARTICLE 4--THE RIGHTS AGENT

4.1   GENERAL

      (a) The Corporation hereby appoints the Rights Agent to act as agent for the Corporation in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such co-Rights Agents as it may deem necessary or desirable. In the event the Corporation appoints one or more co-Rights Agents, the respective duties of the

           Rights Agents and co-Rights Agents shall be as the Corporation may determine. The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Corporation also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense incurred that is not the result of negligence, bad faith or wilful misconduct on the part of the Rights Agent, its officers or employees, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability, which right to indemnification will survive the termination of this Agreement.

      (b) The Rights Agent shall be protected from and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for Common Shares or any Rights Certificate or certificate for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

4.2   MERGER OR AMALGAMATION OR CHANGE OF NAME OF RIGHTS AGENT

      (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or amalgamated or with which it may be consolidated, or any corporation resulting from any merger, amalgamation, statutory arrangement or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the shareholder or stockholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4 hereof. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights
           Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

      (b) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

4.3   DUTIES OF RIGHTS AGENT

      The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, to all of which the Corporation and the holders of Rights Certificates, by their acceptance thereof, shall be bound.

      (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Corporation) and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted to be taken by it in good faith and in accordance with such opinion.

      (b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proven and established by a certificate signed by a person believed by the Rights Agent to be the Chairman, the President, the Chief Financial Officer, or any Vice-President, the Treasurer or the Secretary of the Corporation and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

      (c) The Rights Agent will be liable hereunder only for events which are the result of its own negligence, bad faith or wilful misconduct and that of its officers, employees and other representatives.

      (d) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for Common Shares or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Corporation only.

      (e) The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery  hereof  by the  Rights  Agent)  or in  respect  of the validity or execution of any Common Share certificate or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Subsection 3.1(b) hereof) or any adjustment required under the provisions of Section 2.3 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.3 hereof describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization of any Common Shares to be issued pursuant to this Agreement or any Rights or as to whether any Common Shares will, when issued, be duly and validly authorized, executed, issued and delivered or fully paid and non-assessable.

      (f) The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights

           Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

      (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person believed by the Rights Agent to be the Chairman, the President, the Chief Financial Officer, any Vice-President, the Treasurer or the Secretary of the Corporation and to apply to such persons for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such person.

      (h) The Rights Agent and any shareholder or stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in Common Shares, Rights or other securities of the
           Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity.

      (i) The Corporation agrees that it shall pay the Rights Agent for the services provided hereunder in accordance with the tariff of fees as agreed to in writing by the Corporation and the Rights Agent and shall reimburse the Rights Agent for all costs and expenses, including legal fees incurred in the carrying out of duties hereunder.

      4.4  CHANGE OF RIGHTS AGENT

           The Rights Agent may resign and be discharged from its duties under this Agreement upon ninety (90) days' notice (or such lesser notice as is acceptable to the Corporation) in writing mailed to the Corporation and to each transfer agent of Voting Shares of the Corporation by registered or certified mail, and to the holders of the Rights in accordance with Section 5.8 hereof. The Corporation may remove the Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent and to each transfer agent of the Voting Shares of the Corporation by registered or certified mail and to the holders of the Rights in accordance with Section 5.8 hereof. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Corporation will appoint a successor to the Rights Agent. If the Corporation fails to make such appointment within a period of sixty (60) days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder's Rights Certificate for inspection by the Corporation), then the holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a corporation incorporated under the laws of Canada or a province thereof authorized to carry on the business of a trust company in the Province of Ontario. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment. the Corporation will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Voting Shares of the Corporation, and mail a notice thereof in writing to the holders of the Rights. The cost of giving any notice required under this Section 4.4 shall be borne solely by the Corporation. Failure to give any notice provided for in this Section 4.4 however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                            ARTICLE 5--MISCELLANEOUS


5.1   REDEMPTION AND WAIVER

      (a) Subject to the prior consent of the holders of Voting Shares or the holders of Rights obtained as set forth in Subsections 5.4(b) or 5.4(c) hereof, as applicable, the Board of Directors acting in good faith may, at any time prior to the occurrence of a Flip-in Event as to which the application of Section 3.1 has not been waived pursuant to this Section 5.1, elect to redeem all but not less than all of the then outstanding
           Rights at a redemption price of $0.0001 per Right appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 hereof in the event that an event of the type described in Section 2.3 hereof shall have occurred (such redemption price being herein referred to as the "Redemption Price").

      (b) Subject to the prior consent of the holders of Voting Shares obtained as set forth in Subsection 5.4(b) hereof, the Board of Directors acting in good faith may, prior to the occurrence of a Flip-in Event as to which the application of Section 3.1 has not been waived pursuant to this Section 5.1, and upon prior written notice to the Rights Agent, determine to waive the application of Section 3.1 hereof to a Flip-in Event which may occur by reason of an acquisition of Voting Shares made otherwise than pursuant to a Take-over Bid made by means of a take-over bid circular to all holders of record of Voting Shares (which for greater certainty shall not include the circumstances described in Subsection 5.1(h) below). In the event that the Board of Directors proposes such a waiver, the Board of Directors shall extend the Separation Time to a date subsequent to and not more than ten (10) Business Days following the meeting of shareholders called to approve such waiver.

      (c) The Board of Directors acting in good faith may, prior to the occurrence of a Flip-in Event as to which the application of
           Section 3.1 has not been waived pursuant to this Section 5.1, and upon prior written notice delivered to the Rights Agent, determine to waive the application of Section 3.1 hereof to a Flip-in Event which may occur by reason of a Take-over Bid made by means of a take-over bid circular to all holders of Voting Shares (which for greater certainty shall not include the circumstances described in Subsection 5.1(h) below); provided that if the Board of Directors waives the application of Section 3.1 hereof to a particular Flip-in Event pursuant to this Subsection 5.1(c), the Board of Directors shall be deemed to have waived the application of Section 3.1 hereof to any other Flip-in Event occurring by reason of any Take-over Bid made by means of a take-over bid circular to all holders of record of Voting Shares prior to the expiry of any Take-over Bid (as the same may be extended from time to time) in respect of which a waiver is, or is deemed to have been, granted pursuant to this Subsection 5.1(c).

      (d) Notwithstanding the provisions of Subsections 5.1(b) and (c) hereof, the Board of Directors may, prior to the close of business on the eighth (8th) day following the Stock Acquisition Date, determine, upon prior written notice delivered to the Rights Agent, to waive or to agree to waive the application of Section 3.1 hereof to a Flip-in Event, provided that both of the following conditions are satisfied:

           (i) the Board of Directors has determined that a Person became an Acquiring Person by inadvertence and without any intention to become, or knowledge that Person would become, an Acquiring Person; and

           (ii) such Acquiring Person has reduced its Beneficial Ownership of Voting Shares (or has entered into a contractual arrangement with the Corporation, acceptable to the Board of Directors, to do so within thirty (30) days of the date on which such contractual arrangement is entered into) such that at the time the waiver becomes effective pursuant to this Subsection 5.1(d), such Person is no longer an Acquiring Person;

           and in the event of such a waiver, for the purposes of this Agreement, the Flip-in Event shall be deemed never to have occurred, and the Separation Time shall be deemed not to have occurred as a result of such Person having inadvertently become an Acquiring Person.

     (e) The Board of Directors shall, without further formality, be deemed to have elected to redeem the Rights at the Redemption Price on the date that a Person who has made a Permitted Bid, a Competing Permitted Bid or an Exempt Acquisition under Subsection 5.1(c) above, takes up and pays for Voting Shares pursuant to the terms and conditions of such Permitted Bid, Competing Permitted Bid or Exempt Acquisition, as the case may be.

     (f) If the Board of Directors elects or is deemed to have elected to redeem the Rights and, in circumstances in which Subsection 5.1(a) is applicable, such redemption is approved by the holders of Voting Shares or the holders of Rights in accordance with Subsection 5.4(b) or (c), as the case may be, the right to exercise the Rights will thereupon, without further action and without notice, terminate and each Right will after redemption be null and void and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.

     (g) Within ten (10) days after the Board of Directors electing or having been deemed to have elected to redeem the Rights or, if Subsection 5.1(a) applies, within ten (10) Business Days after the holders of Voting Shares or the holders of Rights have approved the redemption of Rights in accordance with Subsection 5.4(b) or (c) hereof, as the case may be, the Corporation shall give notice of redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last address as they appear upon the Rights Register or, prior to the Separation Time, on the registry books of the Transfer Agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The Corporation may not redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 5.1 and other than in connection with the purchase of Common Shares prior to the Separation Time.

     (h) Where a Take-over Bid that is not a Permitted Bid Acquisition is withdrawn or otherwise terminated after the Separation Time has occurred and prior to the occurrence of a Flip-in Event, the Board of Directors may elect to redeem all the outstanding Rights at the Redemption Price. Upon the Rights being redeemed pursuant to this Subsection 5.1(h), all the provisions of this Agreement shall continue to apply as if the Separation Time had not occurred and Rights Certificates representing the number of Rights held by each holder of record of Common

           Shares as of the Separation Time had not been mailed to each such holder and for all purposes of this Agreement the Separation Time shall be deemed not to have occurred.

5.2   EXPIRATION

     No person shall have any rights whatsoever pursuant to or arising out of this Agreement or in respect of any Right after the Expiration Time, except the Rights Agent as specified in Subsection 4.1(a) hereof.

5.3   ISSUANCE OF NEW RIGHT CERTIFICATES

     Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the number or kind or class of shares purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

5.4   SUPPLEMENTS AND AMENDMENTS

      (a) The Corporation may from time to time supplement or amend this Agreement without the approval of any holders of Rights or Voting Shares to correct any clerical or typographical error or to maintain the validity of the Agreement as a result of a change in any applicable legislation or regulations thereunder. The Corporation, at or prior to the meeting of the shareholders, or any adjournment or postponement thereof, to be held for shareholders of the Corporation to consider and if deemed advisable, to adopt a resolution approving, ratifying and confirming this Agreement and the Rights issued pursuant thereto, may supplement or amend this Agreement without the approval of any holders of Rights or Voting Shares in order to make changes which the Board of Directors acting in good faith may deem necessary or desirable.

           Notwithstanding anything in this Section 5.4 to the contrary, no supplement or amendment shall be made to the provisions of Article 4 hereof except with the written concurrence of the Rights Agent to such supplement or amendment.

      (b) Subject to Subsection 5.4(a), the Corporation may, with the prior consent of the holders of the Voting Shares obtained as set forth below, at any time prior to the Separation Time, amend, vary or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally). Such consent shall be deemed to have been given if provided by the holders of Voting Shares at a meeting of the holders of Voting Shares, which meeting shall be called and held in compliance with applicable laws and regulatory requirements and the requirements in the articles and by-laws of the Corporation. Subject to compliance with any requirements imposed by the foregoing, consent shall be given if the proposed amendment, variation or revision is approved by the affirmative vote of a majority of the votes cast by Independent Shareholders present in person or represented by proxy and entitled to be voted at a meeting of the holders of Voting Shares.

      (c) Subject to Subsection 5.4(a), the Corporation may, with the prior consent of the holders of Rights obtained as set forth below, at any time after the Separation Time and before the Expiration Time, amend, vary or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally). Any approval of the holders of Rights shall be deemed to have been given if the action requiring such approval is authorized by the affirmative votes of the holders of Rights present in person or represented by proxy and entitled to be voted at a meeting of the holders of Rights and representing a majority of the votes cast in respect thereof. For the purposes hereof, each outstanding Right (other than Rights which are void pursuant to the provisions hereof) shall be entitled to one vote, and the procedures for the calling, holding and conduct of the meeting shall be those, as nearly as may be, which are provided in the Corporation's by-laws and the Business Corporations Act (Ontario) with respect to a meeting of shareholders of the Corporation.

      (d) Any supplements or amendments made by the Corporation to this Agreement pursuant to Subsection 5.4(a) above which are required to maintain the validity of this Agreement as a result of any change in any applicable legislation or regulations thereunder shall:

           (i) if made before the Separation Time, be submitted to the shareholders of the Corporation at the next meeting of shareholders and the shareholders may, by the majority referred to in Subsection 5.4(b), confirm or reject such amendment; and

           (ii) if made after the Separation Time, be submitted to the holders of Rights at a meeting to be called for on a date not later than immediately following the next meeting of shareholders of the Corporation and the holders of Rights may, by resolution passed by the majority referred to in Subsection 5.4(c), confirm or reject such amendment.

      A supplement or amendment shall be effective from the date of the resolution of the Board of Directors adopting such supplement or amendment until it is confirmed or rejected or until it ceases to be effective (as described in the next sentence) and, where such supplement or amendment is confirmed, it continues in effect in the form so confirmed. If such supplement or amendment is rejected by the shareholders or the holders of Rights or is not submitted to the shareholders or holders of Rights as required, then such supplement or amendment shall cease to be effective from and after the termination of the meeting at which it was rejected or to which it should have been but was not submitted or from and after the date of the meeting of holders of Rights that should have been but was not held, and no subsequent resolution of the Board of Directors to amend, vary or delete any provision of this Agreement to substantially the same effect shall be effective until confirmed by the shareholders or holders of Rights, as the case may be.

5.5   FRACTIONAL RIGHTS AND FRACTIONAL SHARES

      (a) The Corporation shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. Any such fractional Right shall be null and void and the Corporation will not have any obligation or liability in respect thereof.

      (b) The Corporation shall not be required to issue fractions of Common Shares or other securities upon exercise of the
           Rights  or  to   distribute   certificates   which   evidence
           fractional Common Shares or other securities. In lieu of issuing fractional Common Shares or other securities, the Corporation shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the Market Price of one Common Share.

5.6   RIGHTS OF ACTION

      Subject to the terms of this Agreement, all rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective registered holders of the Rights; and any registered holder of any Rights, without the consent of the Rights Agent or of the registered holder of any other Rights, may, on such holder's own behalf and for such holder's own benefit and the benefit of other holders of Rights enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce such holder's right to exercise such holder's Rights in the manner provided in such holder's Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against, actual or threatened violations of the obligations of any Person subject to this Agreement.

5.7   NOTICE OF PROPOSED ACTIONS

      In case the Corporation shall propose after the Separation Time and prior to the Expiration Time to effect or permit (in cases where the Corporation's permission is required) any Flip-in Event or to effect the liquidation, dissolution or winding-up of the Corporation or the sale of substantially all of the Corporation's assets, then, in each such case, the Corporation shall give to each holder of a Right, in accordance with Section 5.8 hereof, a notice of such proposed action, which shall specify the date on which such Flip-in Event, liquidation, dissolution, winding-up or sale is to take place, and such notice shall be so given at least twenty (20) Business Days prior to the date of taking of such proposed action.

5.8   NOTICES

      Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Corporation shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) or sent by facsimile (in the case of facsimile, an original copy of the notice or demand sent by first class mail, postage prepaid, to the Corporation following the giving of the notice or demand by facsimile), or other form of recorded electronic communication, charges prepaid and confirmed in writing, as follows:

      Royal Oak Mines Inc.
      5501 Lakeview Drive
      Kirkland, Washington  98033

      Attention:  Chief Executive Officer and President

      Any notice or demand authorized or required by this Agreement to be given or made by the Corporation or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Corporation) or sent by facsimile (in the case of facsimile, an original copy of the notice or demand sent by first class mail, postage prepaid, to the Rights Agent following the giving of the notice or demand by facsimile), or other form of recorded electronic communication, charges prepaid and confirmed in writing, as follows:

      Montreal Trust Company of Canada
      510 Burrard Street
      Vancouver, British Columbia   V6C 3B9

      Attention: Manager, Client Services Department

      Notices or demands authorized or required by this Agreement to be given or made by the Corporation or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the Rights Register or, prior to the Separation Time, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

5.9   SUCCESSORS

      All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and enure to the benefit of their respective successors and assigns hereunder.

5.10  BENEFITS OF THIS AGREEMENT

      Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of the Rights.

5.11  GOVERNING LAW

      This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of the Province of Ontario and for all purposes shall be governed by and construed in accordance with the laws of such province applicable to contracts to be made and performed entirely within such province.

5.12  SEVERABILITY

      If any Section, Subsection, Clause, Subclause, term or provision hereof or the application thereof to any circumstances or any right hereunder shall, in any jurisdiction and to any extent, be invalid or unenforceable, such Section, Subsection, Clause, Subclause, term or provision or such right shall be ineffective only in such jurisdiction and to the extent of such invalidity or unenforceability in such jurisdiction without invalidating or rendering unenforceable or ineffective the remaining Sections, Subsections, Clauses, Subclauses, terms and provisions hereof or rights hereunder in such jurisdiction or the application of such Section, Subsection, Clause, Subclause, term or provision or rights hereunder in any other jurisdiction or to circumstances other than those as to which it is specifically held invalid or unenforceable.

5.13  EFFECTIVE DATE

      This Agreement is effective and in full force and effect in accordance with its terms as of the date hereof (the "Effective Date"). If the Rights Plan is not ratified by resolution passed by a majority of the votes cast by Independent Shareholders present or represented by proxy at a meeting of shareholders of the Corporation to be held within six months of the Effective Date, then, without further formality, this Agreement and all outstanding Rights shall terminate and be void and be of no further force and effect on and from the earlier of: (i) the close of such meeting of shareholders; and (ii) 5:00 p.m. (Toronto time) on the date which is six (6) months after the Effective Date.

5.14  DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS

      The Board of Directors shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Corporation as may be necessary or advisable in the administration of this Agreement.

      All such actions, calculations and determinations (including all omissions with respect to the foregoing) which are done or made by the Board of Directors, in good faith, shall not subject the Board of Directors or any director of the Corporation to any liability to the holders of the Rights.

5.15  RIGHTS OF BOARD, CORPORATION AND OFFEROR

      Without limiting the generality of the foregoing, nothing contained herein shall be construed to suggest or imply that the Board of Directors shall not be entitled to recommend that holders of Voting Shares reject or accept an Take-over Bid or take any other action (including, without limitation, the commencement, prosecution, defence or settlement of any litigation and the submission of additional or alternative Take-over Bids or other proposals to the Shareholders of the Corporation) with respect to any Take-over Bid or otherwise that the Board of Directors believes is necessary or appropriate in the exercise of its fiduciary duties.

5.16  REGULATORY APPROVALS

      Any obligation of the Corporation or action or event contemplated by this Agreement shall be subject to the prior receipt of any requisite approval or consent from any governmental or regulatory authority including, without limiting the generality of the foregoing, any necessary approval of any securities regulatory authority, The Toronto Stock Exchange or any other stock exchange.

5.17  DECLARATION AS TO NON-CANADIAN HOLDERS

      If in the opinion of the Board of Directors (who may rely upon the advice of counsel) any action or event contemplated by this Agreement would require compliance with the securities laws or comparable legislation of a jurisdiction outside Canada, the Board of Directors acting in good faith may take such actions as it may deem appropriate to ensure such compliance. In no event shall the Corporation or the Rights Agent be required to issue or deliver Rights or securities issuable on exercise of Rights to Persons who are citizens, residents or nationals of any jurisdiction other than Canada or the United States in which such issue or delivery would be unlawful without registration of the relevant Persons or securities for such purposes.

5.18  TIME OF THE ESSENCE

      Time shall be of the essence in this Agreement.

5.19  EXECUTION IN COUNTERPARTS

      This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                               ROYAL OAK MINES INC.


                               By: /s/ William J.V. Sheridan



                              MONTREAL TRUST COMPANY OF CANADA


                               By: /s/ Darlene Rodgers


                               By: /s/ Joseph M. McKay

                                   EXHIBIT A

                          [FORM OF RIGHTS CERTIFICATE]

Certificate No.                                                     Rights
               ----------                                 ----------

           THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON, ANY PERSON ACTING JOINTLY OR IN CONCERT WITH AN ACQUIRING PERSON OR THEIR RESPECTIVE ASSOCIATES AND AFFILIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND THEIR RESPECTIVE TRANSFEREES SHALL BECOME VOID WITHOUT ANY FURTHER ACTION.

                               RIGHTS CERTIFICATE

      This certifies that _______________________________ or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Shareholder Rights Plan Agreement dated as of the 25th day of February, 1998 (the "Rights Agreement") between Royal Oak Mines Inc., a corporation amalgamated under the Business Corporations Act (Ontario) (the "Corporation"), and Montreal Trust Company of Canada, a trust company incorporated under the laws of Canada, as rights agent (the "Rights Agent", which term shall include any successor Rights Agent under the Rights Agreement) to purchase from the Corporation at any time after the Separation Time and prior to the Expiration Time (as such terms are defined in the Rights Agreement) one fully paid and non-assessable Common Share of the Corporation (a "Common Share") at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate together with the Form of Election to Exercise duly executed and submitted to the Rights Agent at its principal office in any of the cities of Vancouver and Toronto. The Exercise Price shall initially be $20.00 (Canadian) per Right and shall be subject to adjustment in certain events as provided in the Rights Agreement.

      In certain circumstances described in the Rights Agreement, each Right evidenced hereby may entitle the registered holder thereof to purchase or receive assets, debt securities or other equity securities of the Corporation (or a combination thereof) all as provided in the Rights Agreement.

      This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Rights Agent, the Corporation and the holders of the Rights. Copies of the Rights Agreement are on file at the registered head office of the Corporation and are available upon written request.

      This Rights Certificate, with or without other Rights Certificates, upon surrender at any of the offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

      Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate (i) may be, and under certain circumstances are required to be, redeemed by the Corporation at a redemption price of $0.0001 per Right; and (ii) may be exchanged at the option of the Corporation for cash, debt or equity securities or other assets of the Corporation.

      No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby.

      No holder of this Rights Certificate, as such, shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Common Shares or of any other securities of the Corporation which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders of the Corporation at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders of the Corporation (except as expressly provided in the Rights Agreement), or to receive dividends, distributions or subscription rights, or otherwise until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

      This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been manually countersigned by the Rights Agent.

      WITNESS the facsimile signature of the proper officers of the Corporation.


Date:


ROYAL OAK MINES INC.


By:                                 By:
   President                           Secretary

Countersigned

MONTREAL TRUST COMPANY OF CANADA
Transfer Agent and Registrar


By:
Authorized Signature

                   (To be attached to each Rights Certificate)

                          FORM OF ELECTION TO EXERCISE

TO:   ROYAL OAK MINES INC.

      The undersigned hereby irrevocably elects to exercise ____________________ whole Rights represented by the attached Rights Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such Shares be issued to:

                   -------------------------------------------
                                     (Name)

                   -------------------------------------------
                                    (Address)

                   -------------------------------------------
                          (City and State or Province)

                   -------------------------------------------
           Social Insurance, Social Security or Other Taxpayer Number


If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

                   -------------------------------------------
                                     (Name)

                   -------------------------------------------
                                    (Address)

                   -------------------------------------------
                          (City and State or Province)

                   -------------------------------------------
           Social Insurance, Social Security or Other Taxpayer Number


Date
    --------------------
Signature Guaranteed
                                    ---------------------------------------
                                    Signature
                                    (Signature  must  correspond to name as
                                    written upon the face of this Rights
                                    Certificate in every particular. without alteration or enlargement or any change whatsoever)

   Signature must be guaranteed by a Canadian chartered bank, a Canadian trust company or a member of a recognized stock exchange or a member of the Transfer Association Medallion (Stamp) Program.

                            [To be completed if true]


      The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or any Person acting jointly or in concert with any of the foregoing (as defined in the Rights Agreement).


                                    ----------------------------
                                    Signature





                                     NOTICE


      In the event the certification set forth in the Form of Election to Exercise is not completed, the Corporation will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and accordingly such Rights shall be null and void.

                               FORM OF ASSIGNMENT

             (To be executed by the registered holder if such
            holder desires to transfer the Rights Certificate)

FOR VALUE RECEIVED
                   -----------------------------------------------------------
hereby sells, assigns and transfers unto
                                         -------------------------------------

------------------------------------------------------------------------------
               (Please print name and address of transferee)

the Rights represented by this Rights Certificate, together with all right, title and interest therein and does hereby irrevocably constitute and appoint _______________ as attorney to transfer the within Rights on the books of the Corporation, with full power of substitution.

Dated
      ----------------
Signature Guaranteed
                                    ---------------------------------------
                                    Signature
                                    (Signature  must  correspond to name as
                                    written upon the face of this Rights
                                    Certificate in every particular. without alteration or enlargement or any change whatsoever)

      Signature must be guaranteed by a Canadian chartered bank, a Canadian trust company or a member of a recognized stock exchange or a member of the Transfer Association Medallion (Stamp) Program.

                            [To be completed if true]

      The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or any Person acting jointly or in concert with any of the foregoing (as defined in the Rights Agreement).

                                    --------------------------------
                                    Signature



                                   NOTICE

      In the event the certification set forth in the Form of Assignment is not completed, the Corporation will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and accordingly such Rights shall be null and void.